EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-213157), Form S-3ASR (No. 333-224683), Forms S-8 (Nos. 333-203478, 333-219110 and 333-230012) of Virtu Financial, Inc. of our report dated March 1, 2019 relating to the financial statements the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, NY
March 1, 2019